Exhibit 2(h)(ii)

ING PILGRIM SECURITIES, INC.
7337 E. DOUBLETREE RANCH ROAD
SCOTTSDALE, AZ  85258-2034
(480) 477-3000 OR (800) 334-3444

FINANCIAL INSTITUTION SELLING GROUP AGREEMENT
--------------------------------------------------------------------------------

     We are a party to certain principal underwriting agreements with each of the Funds in the ING Pilgrim Group of Funds (hereinafter referred to as the "Funds") under which we serve as exclusive agent for the Funds for the sale of their shares of common stock or beneficial interest, as the case may be ("Shares"). The Funds and Share classes are listed on Schedule A hereto which we may amend from time to time. You have indicated that you wish to act as agent for your Customers in connection with the purchase, sale and redemption of Shares of those Funds which are qualified for sale in the states in which you have branch offices. We agree to honor your request, subject to the terms set forth below.

     1. (a) You represent and warrant to ING Pilgrim Securities, Inc. ("IPSI") that you are a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 , as amended, (the "1934 Act") (or other financial institution) and not otherwise required to register as a broker or dealer under the 1934 Act or any state laws. You agree to abide by the laws, rules and regulations of those state and federal banking, or any other requlatory, authorities with appropriate jurisdiction over you, especially those regulations dealing with your activities as described under this Agreement. You further agree to abide by the provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the 1934 Act, and all applicable rules and regulations of the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers ("NASD"), including, without limitation, the NASD Conduct Rules, whether or not you are a broker or dealer subject to the jurisdiction of the SEC and the NASD. Because you will be the only entity having a direct relationship with any Customers in connection with securities purchases hereunder, you will be responsible in that relationship for ensuring compliance with all laws, rules and regulations as agreed above.

          (b) You confirm that you are not in violation of any banking law, rule or regulation as to which you are the subject and that the transactions contemplated under this Agreement will not result in any violations of any banking law, rule or regulation. You agree to notify IPSI immediately of any action by or communication from state or federal banking authorities, state securities authorities, the SEC, or any other party which may affect your status as a bank, or which may otherwise affect in any material way your ability to act in accordance with the terms of the Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects your ability to act in accordance with the terms of this agreement, including the loss of your exemption from registration as a broker or dealer, will terminate this Agreement effective upon IPSI's written notice of termination to you.

     2. In connection with all sales of Shares to your Customers you shall act as agent for your Customers, and in no transaction shall you have any authority, nor shall you hold yourself out as having any authority, to act as agent for any Fund or for us. You shall be responsible for opening, approving and monitoring Customers' accounts. You shall also be responsible for any and all credit that you may extend to Customers, to the extent such extension of credit is permitted under applicable rules and regulations, and for compliance with all regulatory requirements respecting such extension of such credit. You shall also be responsible for safeguarding Customers' funds and securities. All Shares will be held in book-entry form on the books of the Funds on behalf of your Customers, unless other instructions have been received. At no time will we have custody of any Customer's funds or securities.

     3. In connection with all sales of Shares to your Customers you shall deliver or cause to be delivered to such Customer, at or prior to the time of such purchase, a copy of the then-current Prospectus of the applicable Fund. You hereby represent that you understand your obligation to deliver a Prospectus to Customers who purchase Shares pursuant to federal securities laws and you have taken all necessary steps to comply with such prospectus delivery requirements.

     4. The Customers are, for all purposes, your Customers and not Customers of IPSI. In receiving orders from you, on behalf of your Customers who purchase Shares, IPSI is not, and shall not be deemed to be, soliciting Customers. IPSI has no responsibility for determining whether a Fund, and which class of that Fund's Shares, is a suitable investment for your Customers. This responsibility is solely yours and you shall at all times use such care and diligence as may be reasonably necessary to assure that the Shares are suitable investments for the Customers, including, at a minimum, determining each Customers' financial and tax status and investment objectives, as well as such other information that may be useful or reasonable in making investment recommendations to a particular Customer.

     5. You will maintain all required books and records with respect to your securities business, your Customers and their transactions. You acknowledge that the responsibility for maintenance of such books and records is your responsibility and not that of IPSI.

     6. It is hereby understood that in all cases in which you place orders with us for the purchase and sale of Shares (a) you are acting solely as agent for the Customer; (b) the transactions are without recourse against you by the Customer; (c) as between you and the Customer, the Customer will have full beneficial ownership of the securities; (d) each such transaction is initiated solely upon the order of the Customer; (e) we shall execute transactions only upon receiving instructions from you acting as agent for the Customer or upon receiving instructions directly from the Customer; and (f) each such transaction is for the account of the Customer and not for your account.

     7. You agree that you will fulfill all regulatory requirements to supervise the activities of each of your employees, representatives and associated persons in a manner reasonably designed to achieve compliance with applicable securities and banking laws, rules and regulations. You further agree that responsibility for proper supervision shall rest with you and IPSI shall have no responsibility in this regard.

     8. Orders authorized by and received from you will be accepted by us only at the regular public offering price applicable to each order, as established by the then current Prospectus of the appropriate Fund, subject to the discounts defined in such Prospectus. Following receipt from you of any order to purchase Shares for the account of a Customer, we shall confirm such order to you in writing. You shall be responsible for sending your Customer a written confirmation of the order with a copy of the appropriate Fund's current Prospectus. All orders are subject to acceptance or rejection by us in our sole discretion. Unless other instructions have been given, the Funds' transfer agent will be responsible for preparing and mailing all periodic statements of ownership to your Customers and/or updates showing a Customer's account balance.

     9. The offering Prospectuses of the Funds and this Agreement set forth the terms applicable to sales of Shares of the Funds through you and all other representations or documents are subordinate. This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of Shares made in offering Prospectuses of the respective Funds, which in the event of any inconsistency between this Agreement and such Prospectuses shall control.

     10. Any sales charges and dealers' concessions will be as set forth in the current Prospectus of each Fund. For each order for Shares accepted by us, you will be entitled to receive the applicable commission as set forth in the respective Prospectuses. All commissions or concessions set forth in the Funds' Prospectuses are subject to change by us without notice and will comply with any changes in regulatory requirements.

     11. We are also authorized to pay you continuing service fees, with respect to the Shares of all the Funds, to compensate you for providing certain services for your clients such as processing purchase and redemption transactions, establishing shareholder accounts and providing certain information and assistance with respect to the Funds, provided you meet certain service-related criteria and have executed a "Service Agreement" which is available from us upon request.

     12. Where payment is due hereunder, we agree to send payment for concessions and securities to your address as it appears on our records. You must notify us of address changes and promptly negotiate such payments. Any such payments that remain outstanding for 12 months shall be void and the obligation represented thereby shall be extinguished.

     13. With respect to Funds which impose a Contingent Deferred Sales Charge ("CDSC"), we agree to compensate you at a specified rate as disclosed in each Fund's current Prospectus on purchase payments only for those shares which are subject to the CDSC at the time of investment. We reserve the right to reclaim any commission payment from you if we later determine a CDSC waiver (as described in the Prospectus) applied at the time of investment. We reserve the right to modify any CDSC waiver at any time. We will promptly notify each member of the Financial Institution Selling Group of any modification thereto.

     14. Any order by you for the purchase of Shares of the respective Funds through us shall be accepted at the time when it is received by us, and at the offering and sale price next determined, unless rejected by us or the respective Funds. In addition to the right to reject any order, the Funds have reserved the right to withhold Shares from sale temporarily or permanently. We will not accept any order from you which is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions which we shall provide to you from time to time. The Shares purchased will be issued by the respective Funds only against receipt of the purchase price, in collected funds subject to deduction of all commissions on such sale. Payment for Shares ordered from us may be in the form of a check, Federal Funds wire transfer or any clearinghouse agency that we may designate from time to time. Payment shall be made within three (3) business days after our acceptance of the order placed on behalf of your Customer, or such shorter time period as may be required by law. If payment for the Shares purchased is not received within such time period, we reserve the right to cancel the sale or, at our option, to sell Shares to the Fund at the then prevailing net asset value. In this event, you agree to be responsible for any loss, expense, liability or damage suffered by us and/or the respective Funds resulting from your delay or failure to make payment as aforesaid.

     15. You are obliged to date and time stamp all orders received by you and promptly transmit all orders to us in time to provide for processing at the price next determined after receipt of each order, in accordance with the Prospectuses. You are not to withhold placing with us orders received from any Customers for the purchase of Shares so as to profit yourself as a result of such withholding. You shall not purchase Shares through us except for the purpose of covering purchase orders already received from your Customers.

     16. You shall be solely responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your Customers for purchases, exchanges or redemptions.

     17. If your Customer's account is established without your Customer signing the application form, you represent that the instructions relating to the registration (including the Customer's tax identification number) and selected options furnished to the Fund (whether on the application form, in some other document, or orally) are in accordance with the Customer's instructions.

     18. If any Share is repurchased by any of the respective Funds or is tendered thereto for redemption within seven (7) business days after confirmation by us of the original purchase order from you for such security you shall forthwith refund to us the full commissions paid to you on the original sale.

     19. You shall not, if acting as principal, purchase any Share of any of the respective Funds from a record holder at a price lower than the net asset value next determined by or for the respective Funds' Shares. You shall, however, be permitted to sell any Shares for the account of a shareholder of the respective Funds at the net asset value less any applicable CDSC currently quoted by or for the respective Funds' Shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

     20. We shall furnish to you without charge reasonable quantities of offering Prospectuses, with any supplements currently in effect, Statements of Additional Information, copies of current shareholder reports of the respective Funds, and sales materials issued by us from time to time. You shall deliver copies of current shareholder reports, Prospectuses and any supplements to those of your Customers whose Shares are held in nominee name on the books of the Funds. In the purchase of Shares through us, you are entitled to rely only on the information contained in the offering Prospectus(es). You may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to us or any of the Funds (except material which we furnished to you) without our prior written approval.

     21. You agree that you shall make no representations concerning Shares of any Fund except those contained in the applicable current Prospectus, Statement of Additional Information, and printed information subsequently issued by the appropriate Fund or by us as information supplemental to such Prospectus. You agree that you will not make Shares available to your Customers except under circumstances that will result in compliance with applicable Federal and State securities and banking laws.

     22.  Shares sold  hereunder  shall be available in  book-entry  form on the
books  of  the  Funds'  transfer  agent  unless  otherwise   determined  by  the
appropriate Fund or by us.

     23. You shall make available Shares of the respective Funds only through us. In no transaction (whether of purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with the respective Funds or any other entity having either a Selling Group Agreement or other agreement with us.

     24. All sales will be made subject to our receipt of Shares from the appropriate Fund. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares and, upon notice, to change the sales charge or discount or to modify, cancel or change the terms of this Agreement. You agree that any order to purchase Shares of the Funds placed by you after any notice of amendment to this Agreement has been sent to you shall constitute your agreement to any such amendment.

     25. Sales and exchanges of Shares may only be made in those states and jurisdictions where Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of sale of Shares in any state or jurisdiction not identified by us as a state or jurisdiction in which such Shares are so registered or qualified. We agree to indemnify you for any claim, liability, expense or loss attributable to Shares not being registered or qualified in any state or jurisdiction identified by us as a state or jurisdiction in which such Shares are currently registered or qualified.

     26. We act solely as agent for the Funds, and are not responsible for qualifying the Funds or their Shares for sale in any state or jurisdiction. We also are not responsible for the issuance, form, validity, enforceability or value of the Shares.

     27. You agree that all of your activities shall be conducted in accordance with the Interagency Statement on Retail Sales of Non Deposit Investment
Products, dated February 15, 1994, and any subsequent amendment thereto or superseding rules and regulations.

     28. Either of us, upon request of the other party, shall provide the other party with data or documents needed by the requesting party to carry out all allocated functions herein.

     29. Each of us shall cooperate with all appropriate governmental or self regulatory authorities (including without limitation the SEC, NASD and state securities regulators) and shall permit such authorities reasonable access to books and records in connection with any inspection, inquiry or investigation relating to this Agreement or the transactions contemplated thereby.

     30. Each of us shall indemnify and hold harmless the other from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any investigation, claim, action, suit or proceeding, whether judicial, regulatory or private) to which a party may become subject as a result of any breach or default by the other party of any representation, warranty, covenant or other obligation set forth in this Agreement. In the event either of us is entitled to indemnification under this
Section 30 or any other provision of this Agreement, the indemnified party shall be entitled to engage counsel of the indemnified party's choice to represent it in all matters, and the indemnifying party shall upon request promptly advance all expenses incurred by the indemnified party with respect to any indemnified matter.

     31. Either of us may cancel this Agreement at any time by written notice to the other.

     32. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to the choice of law principles thereof. Jurisdiction and venue over any legal action brought hereunder shall reside exclusively in Phoenix, Arizona, and each party irrevocably submits to the jurisdiction of any state or federal court sitting in the City of Phoenix.

     33. In the event that any action, suit, arbitration or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom.

     34. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     35. This Agreement contains the entire understanding among the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous written or oral understandings and agreements among them regarding the subject matter of this Agreement. Except for those modifications described herein which shall be effective upon your delivery of an order for Shares following notice by us to you of a modification in the terms of this Agreement, this Agreement may not be amended except pursuant to a writing signed by the parties hereto. No failure or delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     36. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

     37. The names of your Customers shall remain your sole property and shall not be used by us for any purpose except for regulatory, servicing and informational mailings in the normal course of business.

This Agreement and the terms and provisions thereof shall become effective upon our receipt of a signed copy.

If the foregoing accurately reflects your understanding with respect to the subject matter of this Agreement, please execute this Agreement in duplicate and return one of the originals to us for our file.

Accepted this ________ day of _____________________, 2000 by:


___________________________________     ____________________________________
Name of Institution                     Authorized Officer Signature

Address:                                Print Name & Title of Officer:

___________________________________     ____________________________________

___________________________________     ____________________________________

___________________________________


Accepted on behalf of  ING Pilgrim Securities, Inc. by:

                     ______________________________________
                                    Signature

                     ______________________________________
                              Print Name and Title

                                  APPENDIX "A"
                           TO SELLING GROUP AGREEMENT
                                  PILGRIM FUNDS
                               EFFECTIVE 11/01/00

                                                                     NASDAQ
FUND                          DST #            CUSIP #               SYMBOL
----                          -----            -------               ------
PILGRIM MAGNACAP FUND
CLASS A                       019            72142U 10 1              PMCFX
CLASS B                       219            72142U 20 0              PMGBX
CLASS C                       132            72142U 42 4              *
CLASS M                       319            72142U 30 9              PMCMX
CLASS Q                       1856           72142U 38 2              *

PILGRIM HIGH YIELD FUND
CLASS A                       018            72142U 40 8              PIHYX
CLASS B                       218            72142U 50 7              PIHBX
CLASS C                       130            72142U 41 6              *
CLASS M                       318            72142U 60 6              PIHMX
CLASS Q                       131            72142U 39 0              *

PILGRIM GOVERNMENT SECURITIES INCOME FUND
CLASS A                       074            720902 10 5              PGMAX
CLASS B                       274            720902 20 4              PGBMX
CLASS C                       133            720902 40 2              *
CLASS M                       374            720902 30 3              PGMMX
CLASS Q                       1853           720902 50 1              *
CLASS T                       1862           720902 60 0              PGMTX

PILGRIM ASIA-PACIFIC EQUITY FUND
CLASS A                       106            72142Q 70 4              PMAAX
CLASS B                       107            72142Q 80 3              PMBBX
CLASS M                       108            72142Q 88 6              PMAMX

PILGRIM MIDCAP VALUE FUND
CLASS A                       116            72142Q 40 7              PMVAX
CLASS B                       117            72142Q 50 6              PMVBX
CLASS C                       134            72142Q 87 8              *
CLASS M                       118            72142Q 60 5              PMVMX
CLASS Q                       1854           72142Q 85 2              *

PILGRIM LARGECAP LEADERS FUND
CLASS A                       136            72142Q 10 0              PLVAX
CLASS B                       137            72142Q 20 9              PLVBX
CLASS C                       135            72142Q 86 0              *
CLASS M                       138            72142Q 30 8              PLVMX
CLASS Q                       1855           72142Q 84 5              *

PILGRIM BANK AND THRIFT FUND
CLASS A                       111            72142V 10 9              PBTAX
CLASS B                       112            72142V 20 8              PBTBX

PILGRIM MONEY MARKET FUND
CLASS A                       1852           72146E 46 7              *
CLASS B                       1644           72146E 48 3              *
CLASS C                       1645           72146E 47 5              *

PILGRIM SMALL CAP GROWTH FUND
CLASS A                       1611           72146E 53 3              NAEGX
CLASS B                       1610           72146E 52 5              NAEBX
CLASS C                       1609           72146E 51 7              NAECX
CLASS Q                       1608           72146E 49 1              NAEQX

----------
* NASDAQ Symbol Pending

                                  APPENDIX "A"
                           TO SELLING GROUP AGREEMENT
                                  PILGRIM FUNDS
                               EFFECTIVE 11/01/00

                                                                     NASDAQ
FUND                          DST #            CUSIP #               SYMBOL
----                          -----            -------               ------
PILGRIM MID CAP GROWTH FUND
CLASS A                       1623           72146E 57 4              NCGAX
CLASS B                       1622           72146E 56 6              NCGBX
CLASS C                       1621           72146E 55 8              NCGCX
CLASS Q                       1620           72146E 54 1              NCGQX

PILGRIM LARGE CAP GROWTH FUND
CLASS A                       1603           72146E 62 4              NLCAX
CLASS B                       1602           72146E 61 6              NLCBX
CLASS C                       1601           72146E 59 0              NLCCX
CLASS Q                       1600           72146E 58 2              NLCQX

PILGRIM CONVERTIBLE FUND
CLASS A                       1635           72146E 66 5              NIGAX
CLASS B                       1634           72146E 65 7              NANBX
CLASS C                       1633           72146E 64 0              NIGCX
CLASS Q                       1632           72146E 63 2              NAIQX

PILGRIM EMERGING COUNTRIES FUND
CLASS A                       1607           72146E 75 6              NECAX
CLASS B                       1606           72146E 74 9              NACBX
CLASS C                       1605           72146E 73 1              NAEMX
CLASS Q                       1604           72146E 72 3              NACQX

PILGRIM WORLDWIDE GROWTH FUND
CLASS A                       1631           72146E 50 9              NAWGX
CLASS B                       1630           72146E 60 8              NAWBX
CLASS C                       1629           72146E 70 7              NAWCX
CLASS Q                       1628           72146E 80 6              NAWQX

PILGRIM INTERNATIONAL SMALL CAP GROWTH FUND
CLASS A                       1643           72146E 88 9              NIGRX
CLASS B                       1642           72146E 87 1              NAPBX
CLASS C                       1641           72146E 86 3              NARCX
CLASS Q                       1640           72146E 85 5              NAGUX

PILGRIM INTERNATIONAL CORE GROWTH FUND
CLASS A                       1615           72146E 84 8              NACAX
CLASS B                       1614           72146E 83 0              NIGBX
CLASS C                       1613           72146E 82 2              PICCX
CLASS Q                       1612           72146E 81 4              PICQX

PILGRIM HIGH YIELD FUND II
CLASS A                       1619           72146E 10 3              NHYFX
CLASS B                       1618           72146E 20 2              NAHBX
CLASS C                       1617           72146E 30 1              NAHCX
CLASS Q                       1616           72146E 40 0              *
CLASS T                       1863           72146E 45 9              NAHTX

PILGRIM BALANCED FUND
CLASS A                       1639           72146E 71 5              NABGX
CLASS B                       1638           72146E 69 9              NABBX
CLASS C                       1637           72146E 68 1              NABCX
CLASS Q                       1636           72146E 67 3              NABQX
CLASS T                       1864           72146E 44 2              NCGTX

----------
* NASDAQ Symbol Pending

                                  APPENDIX "A"
                           TO SELLING GROUP AGREEMENT
                                  PILGRIM FUNDS
                               EFFECTIVE 11/01/00

                                                                     NASDAQ
FUND                          DST #            CUSIP #               SYMBOL
----                          -----            -------               ------
PILGRIM STRATEGIC INCOME FUND
CLASS A                       1627           72146E 79 8              NGIAX
CLASS B                       1626           72146E 78 0              NAGOX
CLASS C                       1625           72146E 77 2              NGICX
CLASS Q                       1624           72146E 76 4              NAQUX

PILGRIM GROWTH OPPORTUNITIES FUND
CLASS A                       1818           721447 10 0              NGRAX
CLASS B                       1819           721447 20 9              NGRBX
CLASS C                       1820           721447 30 8              NGRCX
CLASS Q                       1857           721447 60 5              *
CLASS T                       1822           721447 40 7              ADGRX

PILGRIM SMALLCAP OPPORTUNITIES FUND
(Closed to New Investors February 29, 2000)
CLASS A                       1823           72146K 10 9              NSPAX
CLASS B                       1824           72146K 20 8              NSPBX
CLASS C                       1825           72146K 30 7              NSPCX
CLASS Q                       1860           72146K 60 4              *
CLASS T                       1827           72146K 40 6              ADSPX

PILGRIM EMERGING MARKETS VALUE FUND
CLASS A                       1841           721462 10 9              NAEFX
CLASS B                       1842           721462 20 8              NBEFX
CLASS C                       1843           721462 30 7              NCEFX

PILGRIM GROWTH + VALUE FUND
CLASS A                       1832           721462 40 6              NSGVX
CLASS B                       1833           721462 50 5              NBGVX
CLASS C                       1834           721462 60 4              NCGVX
CLASS Q                       1859           721462 72 9              *

PILGRIM HIGH TOTAL RETURN FUND II
CLASS A                       1838           721462 87 7              NTRAX
CLASS B                       1839           721462 86 9              NTRBX
CLASS C                       1840           721462 85 1              NTRCX

PILGRIM HIGH TOTAL RETURN FUND
CLASS A                       1803           721462 70 3              NNHBX
CLASS B                       1804           721462 80 2              NBHYX
CLASS C                       1805           721462 88 5              NCHYX

PILGRIM INTERNATIONAL VALUE FUND
CLASS A                       1835           721462 81 0              NIVAX
CLASS B                       1836           721462 79 4              NIVBX
CLASS C                       1837           721462 78 6              NIVCX
CLASS Q                       1865           721462 69 5              *

PILGRIM RESEARCH ENHANCED INDEX FUND
CLASS A                       1848           721462 76 0              NREIX
CLASS B                       1849           721462 75 2              NBEIX
CLASS C                       1850           721462 74 5              NEICX
CLASS Q                       1861           721462 71 1              *

----------
* NASDAQ Symbol Pending

                                  APPENDIX "A"
                           TO SELLING GROUP AGREEMENT
                                  PILGRIM FUNDS
                               EFFECTIVE 11/01/00

                                                                     NASDAQ
FUND                          DST #            CUSIP #               SYMBOL
----                          -----            -------               ------
PILGRIM MIDCAP OPPORTUNITIES FUND
CLASS A                       1844           72143G 10 1              NMCAX
CLASS B                       1845           72143G 20 0              NMCBX
CLASS C                       1846           72143G 30 9              NMCCX
CLASS Q                       1858           72143G 50 7              *

PILGRIM GLOBAL INCOME FUND
CLASS A                       1759           721444 10 7              LEBDX
CLASS B                       1760           721444 20 6              *
CLASS C                       1761           721444 30 5              *
CLASS Q                       1762           721444 40 4              *

PILGRIM GROWTH & INCOME FUND
CLASS A                       1765           72144Q 10 8              LEXRX
CLASS B                       1766           72144Q 20 7              *
CLASS C                       1767           72144Q 30 6              *
CLASS Q                       1768           72144Q 40 5              *

PILGRIM INTERNATIONAL FUND
CLASS A                       1773           721453 10 8              LEXIX
CLASS B                       1774           721453 20 7              *
CLASS C                       1775           721453 30 6              *
CLASS Q                       1776           721453 40 5              *

PILGRIM SMALLCAP ASIA GROWTH FUND
CLASS A                       1777           72147B 10 8              LXCAX
CLASS B                       1778           72147B 20 7              *

PILGRIM CORPORATE LEADERS TRUST FUND
CLASS A                       1751           72143U 10 0              LEXCX

PILGRIM GLOBAL CORPORATE LEADERS FUND
CLASS A                       1752           721443 10 9              LXGLX

PILGRIM GLOBAL TECHNOLOGY FUND
CLASS A                       1770           72144W 10 5              *

PILGRIM GNMA INCOME FUND
CLASS A                       1755           72144U 10 9              LEXNX
CLASS B                       1756           72144U 20 8              *
CLASS C                       1757           72144U 30 7              *
CLASS Q                       1758           72144U 40 6              *

PILGRIM GOLD FUND
CLASS A                       1753           72144V 10 7              LEXMX

PILGRIM SILVER FUND
CLASS A                       1750           72147A 10 0              STSLX

PILGRIM TROIKA DIALOG RUSSIA FUND
CLASS A                       1780           72147C 10 6              LETRX

PILGRIM WORLWIDE EMERGING MARKETS FUND
CLASS A                       1754           721466 10 0              LEXGX

LEXINGTON MONEY MARKET TRUST
CLASS A                        113           529428 10 4              LMMXX

----------
* NASDAQ Symbol Pending

                                  APPENDIX "A"
                           TO SELLING GROUP AGREEMENT
                                  PILGRIM FUNDS
                               EFFECTIVE 11/01/00

                                                                     NASDAQ
FUND                          DST #            CUSIP #               SYMBOL
----                          -----            -------               ------
ING FOCUS FUND
CLASS A                       1166           45683U 23 5              IFFAX
CLASS B                       1167           45683U 22 7              *
CLASS C                       1168           45683U 21 9              *

ING GROWTH AND INCOME FUND
CLASS A                       1124           45683U 62 3              IGIFX
CLASS B                       1125           45683U 61 5              *
CLASS C                       1126           45683U 59 9              *

ING INTERNET FUND
CLASS A                       1132           45683V 20 9              INGAX
CLASS B                       1133           45683V 30 8              INGBX
CLASS C                       1134           45683V 40 7              INICX

ING LARGECAP GROWTH FUND
CLASS A                       1119           45683U 66 4              ILCGX
CLASS B                       1120           45683U 65 6              *
CLASS C                       1121           45683U 64 9              *

ING MIDCAP GROWTH FUND
CLASS A                       1128           45683U 57 3              IMCGX
CLASS B                       1129           45683U 56 5              *
CLASS C                       1130           45683U 55 7              *

ING SMALLCAP GROWTH FUND
CLASS A                       1137           45683U 53 2              ISCGX
CLASS B                       1138           45683U 52 4              *
CLASS C                       1139           45683U 51 6              *

ING TAX EFFICIENT EQUITY FUND
CLASS A                       1162           45683U 27 6              ITEAX
CLASS B                       1163           45683U 26 8              *
CLASS C                       1164           45683U 25 0              *

ING EMERGING MARKETS EQUITY FUND
CLASS A                       1154           45683U 36 7              *
CLASS B                       1155           45683U 35 9              *
CLASS C                       1156           45683U 34 2              *

ING EUROPEAN EQUITY FUND
CLASS A                       1158           45683U 32 6              IEEAX
CLASS B                       1159           45683U 31 8              *
CLASS C                       1160           45683U 29 2              *

ING GLOBAL BRAND NAMES FUND
CLASS A                       1145           45683U 45 8              IGBAX
CLASS B                       1146           45683U 44 1              *
CLASS C                       1147           45683U 43 3              *

ING GLOBAL COMMUNICATIONS FUND
CLASS A                       1141           45683V 66 2              IGCAX
CLASS B                       1142           45683V 67 0              IGCBX
CLASS C                       1143           45683V 68 8              *

----------
* NASDAQ Symbol Pending

                                  APPENDIX "A"
                           TO SELLING GROUP AGREEMENT
                                  PILGRIM FUNDS
                               EFFECTIVE 11/01/00

                                                                     NASDAQ
FUND                          DST #            CUSIP #               SYMBOL
----                          -----            -------               ------
ING GLOBAL INFORMATION TECHNOLOGY FUND
CLASS A                       1170           45683U 18 5              IITAX
CLASS B                       1171           45683U 17 7              INTBX
CLASS C                       1172           45683U 16 9              IITCX

ING INTERNATIONAL EQUITY FUND
CLASS A                       1149           45683U 41 7              IIEAX
CLASS B                       1150           45683U 39 1              *
CLASS C                       1151           45683U 38 3              *

ING HIGH YIELD BOND FUND
CLASS A                       1104           45683U 84 7              IHYAX
CLASS B                       1105           45683U 83 9              *
CLASS C                       1106           45683U 82 1              *

ING INTERMEDIATE BOND FUND
CLASS A                       1100           45683U 88 8              IIBAX
CLASS B                       1101           45683U 87 0              *
CLASS C                       1102           45683U 86 2              *

ING INTERNATIONAL BOND FUND
CLASS A                       1108           45683U 79 7              IBFAX
CLASS B                       1109           45683U 78 9              *
CLASS C                       1110           45683U 77 1              *

ING MONEY MARKET
CLASS A                       114            45683U 50 8              IMMXX
CLASS B                       1115           45683U 60 7              *
CLASS C                       1116           45683U 70 6              *

ING NATIONAL TAX-EXEMPT BOND FUND
CLASS A                       1112           45683U 71 4              *
CLASS B                       1113           45683U 69 8              *
CLASS C                       1114           45683U 68 0              *

----------
* NASDAQ Symbol Pending

ING PILGRIM SECURITIES, INC.                    RETURN TO:
RESTATEMENT:  SEPTEMBER 8TH 2000                7337 E DOUBLETREE RANCH RD
                                                SCOTTSDALE, AZ 85258-2034
                                                (480) 477-3000 OR (800) 334-3444
SELLING GROUP AGREEMENT
SELLING AGENTS COPY
--------------------------------------------------------------------------------
Broker/Dealer:

As Principal Underwriter and exclusive Selling Agent for each of the investment companies in the ING Pilgrim Securities, Inc. group of funds, listed on Appendix "A" hereto and referred to collectively as the "Funds" or individually as the "Fund", we understand that you are a member of the National Association of Securities Dealers, Inc., and, on the basis of such understanding, invite you to become a member of the Selling Group to distribute the shares of the Funds on the following terms.

1. N.A.S.D. RULES: Reference is hereby specifically made to the Rules of Fair Practice of the National Association of Securities Dealers, Inc.(the "N.A.S.D. Rules"), which incorporated herein as if set forth in full. It is agreed that all of the requirements of said rules and all other rules or regulations that are now or may become applicable to transactions hereunder, including state "blue sky" laws, will be fully met.

--------------------------------------------------------------------------------
2. ORDERS: An order for shares of any Fund received from you will be confirmed only at the appropriate offering price applicable to that order, as described in such Fund's then current Prospectus. The procedure relating to orders and the handling thereof will be subject to instructions released by us from time to time. Orders should be transmitted to our office or other offices authorized by us for this purpose. The dealer or his/her customer may, however, mail a completed application with a check payable to the Fund directly to the Fund's shareholder servicing agent for transmission to the Fund's office in Phoenix, Arizona. All orders are subject to acceptance in Phoenix, Arizona, and we as agent for the Funds reserve the right in our sole discretion to reject any order. The minimum initial investment for each Fund is set forth in its then current Prospectus.

--------------------------------------------------------------------------------
3. CONCESSIONS:

(a) Any sales charges and dealers' concessions will be as set forth in the current Prospectus of each Fund.

(b) Where payment is due hereunder, we agree to send payment for dealers' concessions and Plan payments to your address as it appears on our records. You must notify us of address changes and promptly negotiate such payments. Any such payments that remain outstanding for 12 months shall be void and the obligation represented thereby shall be extinguished.

(c) With respect to Funds which impose a Contingent Deferred Sales Charge ("CDSC"), we agree to compensate selling firms at a specified rate as disclosed in each Fund's current prospectus on purchase payments only for those shares which are subject to the CDSC at the time of investment.

(d) We reserve the right to reclaim any commission payment from a broker/dealer if we later determine the CDSC waiver applied at the time of investment.

(e) We reserve the right to modify the CDSC waiver at any time. We will promptly notify each member of the Selling Group of any modification thereto.

--------------------------------------------------------------------------------
4. REMITTANCE: Remittance by dealers should be made by check or wire, payable to the appropriate Fund (not to us) and sent to the Fund's servicing agent. Stock certificates, if the Fund has a policy of issuing them and where specifically requested, will be delivered only after checks have cleared. Payments must be received promptly pursuant to Article III, Section 26 (m) of the N.A.S.D. Rules, otherwise the right is reserved, without notice, to cancel the sale, in which event you will be held responsible for any loss to the Fund, or to us, including loss of profit resulting from your failure to make payment.

--------------------------------------------------------------------------------
5. SELLING GROUP ACTIVITIES: In addition to purchasing shares of any Fund through us as Selling Agent, you shall purchase such shares only from your customers, in which case you shall pay the applicable net asset value determined in accordance with the Fund's then current Prospectus and Statement of Additional Information, less any applicable CDSC, if the Fund imposes a CDSC.

(a) Shares of any Fund may be liquidated by sale thereof to such Fund or to us as Agent for such Fund at the applicable net asset value, less any applicable CDSC, determined in the manner described in its then current Prospectus and Statement of Additional Information. All certificates for shares repurchased must be delivered to us as Agent for the Fund upon settlement. If delivery is not made within ten (10) days from the date of the transaction, the right is reserved, without notice, to cancel the transaction, in which event you will be held responsible for any loss to the Fund, or to us, including loss of profit resulting from your failure to make payment.

(b) In no event shall you withhold placing orders so as to profit from such withholding by a change in the net asset value from that used in determining the price to your customer, or otherwise. You shall make no purchases except for the purpose of covering orders received by you and then such purchases must be made only at the applicable offering price (less your concession), or at the net asset value price of a Fund which imposes a CDSC, provided, however, that the foregoing does not prevent the purchase of shares by you for your own bonafide investment. All sales to your customers shall be at the applicable offering prices determined in accordance with the Fund's then current Prospectus.

--------------------------------------------------------------------------------
6. REFUND OF SALES CHARGE: If the shares of any Fund confirmed to you hereunder are repurchased by such Fund, or by us as Agent for such Fund, or are tendered for liquidation to such Fund, within seven (7) business days after such confirmation of your original order, then you shall forthwith repay to such Fund the full concession allowed to you on such sale and we shall forthwith repay to such Fund our share of the sales charge thereon. We shall notify you of such repurchase or redemption within ten (10) days from the day on which the certificate or redemption order is delivered to us or to such Fund.

--------------------------------------------------------------------------------
7. REPRESENTATIONS: No person is authorized to make any representation relating to the shares of any Fund, except those contained in its then current Prospectus and Statement of Additional Information which you agree to deliver to investors in accordance with applicable regulations and in such information as we may issue as Supplemental Information to such Prospectus and Statement of Additional Information. In ordering shares of any Fund you shall rely solely and conclusively on the representations contained in its then current Prospectus, Statement of Additional Information, and Supplemental Information, if any, additional copies of which are and will be available on request. In no transaction shall you have any authority whatever to act as agent for any Fund, or for us, or for any other distributor, and nothing in this Agreement shall constitute either of us the agent of the other, or shall constitute you or any Fund the agent of the other.

--------------------------------------------------------------------------------
8. MODIFICATION AND TERMINATION: We reserve the right, in our discretion and without notice to you or to any distributor, to suspend sales, to withdraw any offering, to change the offering prices or to modify or cancel this Agreement (including the provision for Plan payments described in Section 3) which shall be construed in accordance with the laws of the State of Arizona. This agreement may be canceled at any time by you upon thirty (30) days written notice.

--------------------------------------------------------------------------------
9. INVESTORS ACCOUNT INSTRUCTIONS: If an investor's account is established without the investor signing the application form, the dealer represents that the instructions relating to the registration (including the investor's tax identification number) and selected options furnished to the Fund (whether on the application form, in some other document, or orally) are in accordance with the investor's instructions, and the dealer agrees to indemnify the Fund, its transfer agent, shareholder servicing agent, and us for any loss or liability resulting from acting upon such instructions. We agree to hold harmless and indemnify you for any loss or liability arising out of our negligence in processing such instructions.

--------------------------------------------------------------------------------
10. ACCEPTANCE OF TERMS: If the foregoing completely expresses the terms of the Agreement between us, please so signify by executing, in the space provided, the annexed duplicate of this Agreement and return it to us, retaining the original copy for your own files. This Agreement shall become effective upon the earlier of our receipt of a signed copy hereof or the first order placed by you for any of the Fund's shares, which order shall constitute acceptance of this Agreement. This Agreement shall supersede all prior Selling Group Agreements relating to the shares of any of the Funds. All amendments to this Agreement, including any changes made pursuant to Appendix "A" shall take effect as of the date or the first order placed by you for any of the Funds shares after the date set forth in the notice of amendment sent to you by the undersigned.

--------------------------------------------------------------------------------

DEALER'S ACCEPTANCE


___________________________________     ING PILGRIM SECURITIES, INC.
Firm Name

___________________________________
Address

___________________________________


___________________________________
Phone Number

                                        By ________________________________

By ________________________________
   Authorized Officer Signature


By ________________________________
   Authorized Officer Name & Title--Please Print


DATE___________________ 20____

ING PILGRIM SECURITIES, INC.                    RETURN TO:
                                                7337 E DOUBLETREE RANCH RD
                                                SCOTTSDALE, AZ  85258-2034
                                                (480) 477-3000 OR (800) 334-3444


SERVICE AGREEMENT
--------------------------------------------------------------------------------

Broker/Dealer:

This Service Agreement is entered into with respect to the ING Pilgrim Group of Funds (each a "Fund" and, collectively, the "Funds"), as identified on Schedule "A" attached hereto.

1. To the extent you provide services and assistance to your customers who own Fund shares, including, but not limited to, answering routine inquires regarding the Fund, assisting in changing dividend options, account designations and addresses, we shall pay you a service fee prorated and paid quarterly after the required period of investment based, as reflected on Schedule A, on the average net asset value of shares of the Fund which are attributable to customers of your firm.

--------------------------------------------------------------------------------
2. In no event may the aggregate annual service fee paid to you exceed .25% of the average daily net asset value of the net assets of the Fund held in your customers' accounts which are eligible for payment pursuant to this Agreement.

--------------------------------------------------------------------------------
3. You shall furnish us and the Fund with information as shall reasonably be requested by the Fund's Board of Directors with respect to the service fees paid to you pursuant to the Schedule.

--------------------------------------------------------------------------------
4. This Agreement will terminate automatically by any act that terminates the Funds' Service and Distribution Plans, and will terminate automatically in the event of the assignment of this Agreement.

--------------------------------------------------------------------------------
5. The provisions of the Underwriting Agreement between the Fund and us, insofar as they relate to the Funds' Service and Distribution Plans, are incorporated herein by reference.

--------------------------------------------------------------------------------

This Agreement shall take effect on the _______ day of ________________, 20___, and the terms and provisions thereof are hereby accepted and agreed to by us and evidenced by our executions hereof.


Dealer's Acceptance                     ING Pilgrim Securities, Inc.


__________________________________      By _______________________________
Firm Name

By _______________________________
   Authorized Officer Signature

By _______________________________
   Authorized Officer Name & Title-Please Print